Exhibit 4.16

                               AMENDING AGREEMENT

      THIS AMENDING AGREEMENT made effective as of April 23, 2004.

BETWEEN:

            MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada,

            (the "Corporation")

                                     - and -

            ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada,

            ("Zarlink")

RECITALS:

A. The Corporation and Zarlink are party to a supply agreement (the "Supply Agreement") dated February 16, 2001, as amended.

B. Clause 21(A)(ii) of the Supply Agreement provides that the Supply Agreement may be terminated by one party in certain prescribed circumstances where a change occurs in the constitution or circumstances of the other party, as more particularly set forth therein.

C. In connection with a proposed financing transaction pursuant to which new investors of the Corporation will subscribe for certain preferred shares in the capital of the Corporation (the "Financing"), and in connection with which the Corporation proposes to effect certain amendments to its constating documents as set out in the management proxy circular and related shareholder meeting materials of the Corporation dated March 26, 2004 (the "Meeting Materials"), a copy of which has been provided to Zarlink, the Corporation and Zarlink now desire to provide for certain acknowledgements and amendments with respect to the Supply Agreement.

THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.    Acknowledgement

            Zarlink hereby acknowledges and agrees, for purposes of clause 21(A)(ii) of the Supply Agreement, that:

      (a) the Corporation proposes to effect certain amendments to its constating documents in connection with the Financing, substantially as described in the Meeting Materials;

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      (b)   such proposed amendments are not materially detrimental to Zarlink's interests and will not impede the Corporation's ability to carry out its obligations under the Supply Agreement; and

      (c) such proposed amendments shall not give rise to a right of Zarlink to terminate the Supply Agreement.

2.    Amendment

      The Supply Agreement is hereby amended as follows: Clause 21(A)(ii) is hereby deleted in its entirety.

3.    Binding Amendment

      This Amending Agreement, being duly executed by an authorized representative of each of the Corporation and Zarlink, constitutes a valid and binding amendment to the Supply Agreement in accordance with section 32 thereof.

4.    General

      (a) This Amending Agreement and the Supply Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and cancel and supersede any prior understandings and agreements between the parties with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties to this Amending Agreement other than those expressly set forth herein and in the Supply Agreement.

      (b) Except as provided in this Amending Agreement, in all other respects the Supply Agreement remains in full force and effect.

      (c) Each of the parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this
            Amending Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Amending Agreement and carry out its provisions.

      (d) This Amending Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

      (e) This Amending Agreement may be executed in several counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

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IN WITNESS OF WHICH the parties have executed this Amending Agreement.

                                      MITEL NETWORKS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      ZARLINK SEMICONDUCTOR INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: